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                                Schedule
                                --------

List of Parties to the Stockholder Agreements and Shares Held as
Described in Exhibit 2 to this Schedule 13D

              Stockholder               Shares Currently Owned(1)
              -----------               ----------------------

              Jon Bayless                      181,794
              Stephen Bradley                       (2)
              Harvey Cash                      177,500
              Steve Chaddick                1,025,2503
              Clifford Higgerson               286,658
              Lawrence Huang                1,001,2503
              Patrick Nettles                3,927,010
              Billy Oliver                      72,500
              Michael Zak                      211,063


(1) The number of shares includes stock options and is as reported by each stockholder in his respective Stockholder Agreement.

(2) To be provided by amendment.

(3) Messrs. Chaddick and Huang have the right to sell up to ten (10) percent of the Subject Shares subject to complying with applicable laws and their Affiliate Letter.